    FORM 3 JOINT FILER INFORMATION

Name of
"Reporting Persons": Institutional Venture Partners XI, L.P. ("IVP XI")
   Institutional Venture Partners XI GmbH & Co. Beteiligungs KG ("IVP XI KG")
   Institutional Venture Management XI, LLC ("IVM XI")
   Institutional Venture Partners XII, L.P. ("IVP XII")
   Institutional Venture Management XII, LLC ("IVM XII")
   Todd C. Chaffee ("Chaffee")
   Norman A. Fogelsong ("Fogelsong")
   Stephen J. Harrick ("Harrick")
   J. Sanford Miller ("Miller")
   Dennis B. Phelps ("Phelps")

Address:   c/o Institutional Venture Partners
       3000 Sand Hill Road, Building 2, Suite 250
   Menlo Park, California  94025

Designated Filer: Institutional Venture Partners XI, L.P.

Issuer and
    Ticker Symbol: Synchronoss Technologies, Inc. (SNCR)

Date of Event:  March 4, 2008

Each of the following is a Joint Filer with IVP XI and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form
3:

IVM XI serves as the sole General Partner of IVP XI and the sole Managing
Limited Partner of IVP XI KG.  IVM XI has sole voting and investment control over the respective shares owned by IVP XI and IVP XI KG, and may be deemed to own beneficially the shares held by IVP XI and IVP XI KG.  IVM XI owns no securities of the Issuer directly.  Chaffee, Fogelsong, Harrick, Miller and
Phelps are Managing Directors of IVM XI and share voting and dispositive power over the shares held by IVP XI and IVP XI KG.

IVM XII serves as the sole General Partner of IVP XII.  IVM XII has sole voting and investment control over the respective shares owned by IVP XII, and may be deemed to own beneficially the shares held by IVP XII.  IVM XII owns no securities of the Issuer directly.  Chaffee, Fogelsong, Harrick, Miller and
Phelps are Managing Directors of IVM XII and share voting and dispositive power over the shares held by IVP XII.

Each reporting person disclaims beneficial ownership of the shares reported herein, except to the extent of his respective pecuniary interest therein.  The filing of this statement shall not be deemed an admission that, for purposes of
Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the
Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated Institutional Venture
Partners XI, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

INSTITUTIONAL VENTURE PARTNERS XI GmbH & CO. BETEILIGUNGS KG

By: Institutional Venture Management XI, LLC
Its: Managing Limited Partner

By: /s/ Norman A. Fogelsong
 Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XI, LLC

By: /s/ Norman A. Fogelsong
 Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE PARTNERS XII, L.P.

By: Institutional Venture Management XII, LLC
Its: General Partner

By: /s/ Norman A. Fogelsong
 Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XII, LLC

By: /s/ Norman A. Fogelsong
 Norman A. Fogelsong, Managing Director

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps